Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Suzano S.A.

We consent to the use of our report dated May 16, 2018, with respect to the consolidated statements of income/(loss), comprehensive income/(loss), changes in equity and cash flows for the year ended December 31, 2016, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

São Paulo, Brazil

June 24, 2019